PRICING SUPPLEMENT NO. 54                                       Rule 424(b)(3)
DATED: July 25, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $20,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:           Fixed Rate Notes [  ]    Certificated Notes [  ]
7/26/2000

Maturity Date: 7/26/2001       CUSIP#: 073928RC9

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[x]   Treasury Rate                      Interest Reset Period:  Weekly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate: ***               Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): +0.71%

* Weekly on each Tuesday, or the Business Day following the Treasury bill auction.

**    10/26/00, 1/26/01, 4/26/01 and 7/26/01.

***   The three-month Treasury Rate on July 24, 2000 plus 71 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.